Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2022 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, May 3, 2022 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the first quarter ended March 31, 2022.

FIRST QUARTER 2022 HIGHLIGHTS

•Q1 2022 consolidated net income (including non-controlling interest) of $37.1 million
•Q1 2022 consolidated Adjusted EBITDA (as defined and reconciled below) of $87.0 million
•Q1 2022 cash flow provided by operating activities of $59.9 million
•Q1 2022 cash operated capital expenditures of $17.9 million
•Q1 2022 consolidated Free Cash Flow (as defined and reconciled below) of $44.9 million
•Board of Directors of Rattler's general partner approved a cash distribution for the first quarter of 2022 of $0.30 per common unit ($1.20 annualized); implies an 8.9% annualized yield based on the May 2, 2022 closing unit price of $13.50
•In January 2022, Rattler acquired a 10% equity interest in BANGL, a long-haul NGL pipeline joint venture, for $22.2 million
•Q1 2022 average produced water gathering and disposal volumes of 846 MBbl/d
•Q1 2022 average sourced water volumes of 388 MBbl/d; 39% of total sourced water volumes in Q1 2022 sourced from recycled produced water
•Q1 2022 average crude oil gathering volumes of 78 MBbl/d

“Rattler continued its strong execution in the first quarter of 2022. The effect of the series of transactions in the last couple of quarters as well as continued focus on operational cost resulted in sequential Adjusted EBITDA 8% greater than Q4 2021. With greater exposure to Diamondback development activity after the drop-down transaction in Q4 2021, this quarter's results have set a new baseline for the operated business which should benefit from stability of a fixed fee business and a flat production plan from its primary customer” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “On the non-operated side, Rattler joined the BANGL joint venture and with the full start up of the Wink to Webster joint venture, all six of Rattler's equity method joint venture projects have entered full service. These large intra-basin gathering systems and long-haul pipelines will benefit from the expected growth of the Permian Basin for years to come. Taken together with the operated business whose capital expenditures are set to decline significantly after this year, the free cash flow outlook of the operated and non-operated business of Rattler is bright. With Rattler's stated priority of returning capital to unitholders, Rattler looks forward to utilizing this growing free cash flow to support the distribution and repurchase program as market conditions warrant.”

OPERATIONS AND FINANCIAL UPDATE

During the first quarter of 2022, the Company recorded total operating income of $39.1 million, a decrease of 17% compared to the fourth quarter of 2021. During the first quarter of 2022, the Company recorded consolidated net income (including non-controlling interest) of $37.1 million, a decrease of 17% from the fourth quarter of 2021. First quarter 2022 Adjusted EBITDA (including non-controlling interest and as defined and reconciled below) was $87.0 million, an increase of 8% from the fourth quarter of 2021.

First quarter operated capital expenditures totaled $17.9 million and aggregate contributions to equity method joint ventures were $29.1 million. Rattler also received proceeds of $7.6 million in distributions from equity method investments related to operations during the quarter.

The following table summarizes the Company's throughput(a) on its operated assets.

	Three Months Ended March 31,
	2022	2021
Crude oil gathering (Bbl/d)	77,989	85,210
Natural gas gathering (MMBtu/d)	—	130,437
Produced water gathering and disposal (Bbl/d)	845,835	765,588
Sourced water gathering (Bbl/d)	387,542	267,834
(a) Does not include any volumes from our equity method investment joint ventures.

CASH DISTRIBUTION

On April 27, 2022, the Board of Directors of Rattler's general partner approved a cash distribution for the first quarter of 2022 of $0.30 per common unit, payable on May 20, 2022 to unitholders of record at the close of business on May 13, 2022.

COMMON UNIT REPURCHASE PROGRAM

On October 29, 2020, the Board of Directors of Rattler's general partner approved a common unit repurchase program to acquire up to $100.0 million of Rattler's outstanding common units through December 31, 2021. Pursuant to this program, during the first quarter of 2022, the Company repurchased 0.2 million common units at an average unit price of $11.90 per unit for a total cost of $2.6 million.

On October 27, 2021, the Board of Directors of Rattler's general partner approved an increase of $50.0 million to the common unit repurchase program, bringing the total authorization to $150.0 million of Rattler's outstanding common units. The Board of Directors removed the expiration of the authorization, extending the term of the repurchase authorization indefinitely. In total from the program's inception through April 29, 2022, Rattler has repurchased 6.3 million common units for a total cost of $64.9 million, utilizing 43% of the $150.0 million authorization.

The Company may purchase common units under the repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. The repurchase program may be suspended from time to time, modified, extended or discontinued by the Board of Directors of Rattler’s general partner at any time. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Any common units purchased as part of this program will be retired.

ACQUISITION

BANGL JOINT VENTURE

On January 19, 2022, Rattler invested approximately $22.2 million in cash to acquire a 10% interest in the BANGL joint venture. The BANGL pipeline, which began full commercial service in the fourth quarter of 2021, provides NGL takeaway capacity from MPLX and WTG gas processing plants in the Permian Basin to the NGL fractionation hub in Sweeny, Texas and has expansion capacity of up to 300,000 Bbl/d.

GUIDANCE

Below is Rattler's guidance for the full year 2022.

Rattler Midstream LP Guidance
2022

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal (MBbl/d)	800 - 900
Sourced Water (MBbl/d)	300 - 400
Crude Oil Gathering (MBbl/d)	65 - 80

Financial Metrics ($ millions except per unit metrics)
Net Income	$160 - $200
Adjusted EBITDA	$320 - $360
Operated Midstream Capex	$80 - $100
Equity Method Investment EBITDA	$100 - $130
Equity Method Investment Distributions	$45 - $55
Equity Method Investment Contributions(b)	$10 - $15
Depreciation, Amortization & Accretion	$40 - $60
Distribution per Unit(c)	$1.20
(a)Excludes any volumes from Rattler's equity method investment joint ventures
(b)Excludes the approximate $22 million paid for the acquisition of the interest in BANGL joint venture in January 2022
(c)Represents distribution paid during calendar year

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2022 on Wednesday, May 4, 2022 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 2976565. A telephonic replay will be available from 12:00 p.m. CT on Wednesday, May 4, 2022 through Wednesday, May 11, 2022 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 2976565. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a Delaware limited partnership formed by Diamondback Energy to own, operate, develop and acquire midstream and energy-related infrastructure assets. Rattler owns crude oil, natural gas and water-related midstream assets in the Permian Basin that provide services to Diamondback Energy and third party customers under primarily long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Rattler’s: future performance; business strategy; future operations; estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Rattler are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Rattler believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Rattler’s control. Accordingly, forward-looking statements are not guarantees of future performance and Rattler’s actual outcomes could differ materially from what Rattler has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases such as the COVID-19 pandemic, and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing Russian-Ukrainian conflict on the global energy markets and geopolitical stability; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; and the risks and other factors disclosed in Rattler’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

In light of these factors, the events anticipated by Rattler’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Rattler operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Rattler cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Rattler does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash	$13,702	$19,897
Accounts receivable—related-party	49,885	58,154
Accounts receivable—third-party, net	14,107	9,415
Sourced water inventory	13,512	13,081
Other current assets	1,008	1,181
Total current assets	92,214	101,728
Property, plant and equipment:
Land	98,646	98,645
Property, plant and equipment	1,119,113	1,075,405
Accumulated depreciation, amortization and accretion	(130,989)	(121,507)
Property, plant and equipment, net	1,086,770	1,052,543
Equity method investments	643,205	612,541
Real estate assets, net	84,563	84,609
Intangible lease assets, net	3,544	3,650
Deferred tax asset	59,548	62,356
Other assets	6,160	3,708
Total assets	$1,976,004	$1,921,135
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$58,480	$48,267
Taxes payable	603	603
Asset retirement obligations	—	79
Total current liabilities	59,083	48,949
Long-term debt	723,460	687,956
Asset retirement obligations	33,932	16,911
Total liabilities	816,475	753,816
Unitholders’ equity:
General Partner—Diamondback	799	819
Common units—public (38,146,047 units issued and outstanding as of March 31, 2022 and 38,356,771 units issued and outstanding as of December 31, 2021)	347,628	350,230
Class B units—Diamondback (107,815,152 units issued and outstanding as of March 31, 2022 and as of December 31, 2021)	799	819
Accumulated other comprehensive income (loss)	11	10
Total Rattler Midstream LP unitholders’ equity	349,237	351,878
Non-controlling interest	810,292	815,441
Total equity	1,159,529	1,167,319
Total liabilities and unitholders’ equity	$1,976,004	$1,921,135

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Midstream revenues—related-party	$90,302	$87,078
Midstream revenues—third-party	10,446	8,121
Other revenues—related-party	1,751	2,540
Other revenues—third-party	964	1,069
Total revenues	103,463	98,808
Costs and expenses:
Direct operating expenses	21,628	32,511
Cost of goods sold (exclusive of depreciation and amortization)	15,180	8,811
Real estate operating expenses	533	517
Depreciation, amortization and accretion	20,687	11,246
Impairment and abandonments	1,082	3,371
General and administrative expenses	5,345	4,634
(Gain) loss on disposal of assets	(71)	6
Total costs and expenses	64,384	61,096
Income (loss) from operations	39,079	37,712
Other income (expense):
Interest income (expense), net	(8,684)	(7,310)
Income (loss) from equity method investments	9,080	(2,823)
Total other income (expense), net	396	(10,133)
Net income (loss) before income taxes	39,475	27,579
Provision for (benefit from) income taxes	2,384	1,671
Net income (loss)	37,091	25,908
Less: Net income (loss) attributable to non-controlling interest	29,160	19,893
Net income (loss) attributable to Rattler Midstream LP	$7,931	$6,015

Net income (loss) attributable to limited partners per common unit:
Basic	$0.19	$0.13
Diluted	$0.19	$0.13
Weighted average number of limited partner common units outstanding:
Basic	38,159	41,742
Diluted	38,376	41,742

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$37,091	$25,908
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for deferred income taxes	2,387	1,671
Depreciation, amortization and accretion	20,687	11,246
Unit-based compensation expense	2,520	2,332
Impairment and abandonments	1,082	3,371
(Income) loss from equity method investments	(9,080)	2,823
Distributions from equity method investments	7,550	—
Other	574	509
Changes in operating assets and liabilities:
Accounts receivable—related-party	5,740	11,209
Accounts receivable—third-party	(4,660)	(1,402)
Accounts payable and accrued liabilities	(4,067)	(6,092)
Other	64	1,093
Net cash provided by (used in) operating activities	59,888	52,668
Cash flows from investing activities:
Additions to property, plant and equipment	(17,888)	(5,860)
Acquisitions of property, plant and equipment	(4,334)	—
Contributions to equity method investments	(29,133)	(3,663)
Distributions from equity method investments	—	9,107
Other	(2,750)	—
Net cash provided by (used in) investing activities	(54,105)	(416)
Cash flows from financing activities:
Proceeds from borrowings from Credit Agreement	35,000	12,000
Payments on Credit Agreement	—	(37,000)
Repurchased units as part of unit buyback	(2,582)	(11,114)
Distribution to public	(11,444)	(8,263)
Distribution to Diamondback	(32,365)	(21,583)
Other	(587)	(459)
Net cash provided by (used in) financing activities	(11,978)	(66,419)
Net increase (decrease) in cash	(6,195)	(14,167)
Cash at beginning of period	19,897	23,927
Cash at end of period	$13,702	$9,760

The following tables provide information regarding our gathering, compression and transportation system as of March 31, 2022 and utilization for the quarter ended March 31, 2022:

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited)

	As of March 31, 2022
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	113	46	159
Produced water	273	327	600
Sourced water	27	101	128
Total	413	474	887
(a) Does not include any assets of the equity method investment joint ventures

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of March 31, 2022
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	240,000	65,000	305,000	26%
Produced water gathering and disposal (Bbl/d)	1,330,000	2,112,000	3,442,000	23%
Sourced water gathering (Bbl/d)	120,000	544,000	664,000	40%
(a) Does not include any assets of the equity method investment joint ventures

Rattler Midstream LP
Throughput
(unaudited)

	Three Months Ended March 31,
(throughput)(a)	2022	2021
Crude oil gathering (Bbl/d)	77,989	85,210
Natural gas gathering (MMBtu/d)	—	130,437
Produced water gathering and disposal (Bbl/d)	845,835	765,588
Sourced water gathering (Bbl/d)	387,542	267,834
(a) Does not include any assets of the equity method investment joint ventures.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income (loss) attributable to the Company plus net income (loss) attributable to non-controlling interest before interest expense (net of amount capitalized), depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional depreciation and interest expense related to equity method investments, its proportional impairments and abandonments related to equity method investments, non-cash unit-based compensation expense, impairment and abandonments, (gain) loss on disposal of assets, provision for income taxes and other. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). However, Adjusted EBITDA should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. As such, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, and may not be comparable to similarly titled measures in Rattler Midstream Operating LLC’s credit agreement and in the indenture that governs its senior notes. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets.

This release provides 2022 guidance for Adjusted EBITDA (non-GAAP measure) and net income (loss) (the comparable GAAP measure). We do not provide guidance on the reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. We provide a range for the forecasts of net income (loss) and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA. Such reconciling items could be significant. Therefore, we cannot reconcile forecasted net income (loss) to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Rattler Midstream LP	$7,931	$6,015
Net income (loss) attributable to non-controlling interest	29,160	19,893
Net income (loss)	37,091	25,908
Interest expense, net of amount capitalized	8,684	7,310
Depreciation, amortization and accretion	20,687	11,246
Depreciation and interest expense related to equity method investments	14,371	10,525
Impairments and abandonments related to equity method investments	237	2,933
Impairment and abandonments	1,082	3,371
Non-cash unit-based compensation expense	2,520	2,344
(Gain) loss on disposal of assets	(71)	6
Provision for income taxes	2,384	1,671
Other	—	12
Adjusted EBITDA	86,985	65,326
Less: Adjusted EBITDA attributable to non-controlling interest	64,254	47,135
Adjusted EBITDA attributable to Rattler Midstream LP	$22,731	$18,191

Operating cash flow before working capital changes, which is a supplemental non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The GAAP financial measure most directly comparable to operating cash flow before working capital changes is net cash provided by operating activities. Management believes operating cash flow before working capital changes is an accepted measure which reflects cash flow from operating activities, additions to property, plant and equipment and net investments in its equity method investments across periods on a consistent basis. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a supplemental non-GAAP financial measure, is operating cash flow before working capital changes net of additions to property, plant and equipment and distributions from equity method investments. The GAAP financial measure most directly comparable to Free Cash Flow is net cash provided by operating activities. Management believes that Free Cash Flow is useful to investors as it provides the amount of cash available for reducing debt, investing in additional capital projects or paying dividends. This measure should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes and Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes and Free Cash Flow:

Rattler Midstream LP
Operating Cash Flow and Free Cash Flow
(unaudited, in thousands)
	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$59,888	$52,668
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable—related-party	5,740	11,209
Accounts receivable—third-party	(4,660)	(1,402)
Accounts payable and accrued liabilities	(4,067)	(6,092)
Other	64	1,093
Total working capital changes	(2,923)	4,808
Operating cash flow before working capital changes	62,811	47,860
Additions to property, plant and equipment	(17,888)	(5,860)
Distributions from equity method investments	—	9,107
Free Cash Flow	$44,923	$51,107

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@rattlermidstream.com

Jared Carameros
+1 432.247.6213
jcarameros@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.